UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2013

HOME LOAN SERVICING SOLUTIONS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman

KY1-9005

Cayman Islands

Registrant’s telephone number, including area code: (345) 945-3727

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Home Loan Servicing Solution, Ltd.’s Annual Meeting of Shareholders was held on May 6, 2013. Shareholders voted on the matters set forth below.

1.	The nominees for election to the Board of Directors were elected, each for a one-year term or until their successors shall be elected and qualified, based upon the following votes:

Nominee	Votes For	Withheld	Broker Non-Votes
William C. Erbey	40,539,406	1,717,498	7,927,260
John P. Van Vlack	42,223,957	32,947	7,927,260
Kerry Kennedy	42,211,956	44,948	7,927,260
Richard J. Lochrie	42,205,668	51,236	7,927,260
Robert McGinnis	42,066,808	190,096	7,927,260
David B. Reiner	42,223,208	33,696	7,927,260

2.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013 was approved based upon the following votes:

For	Against	Abstentions
50,108,523	63,937	11,704

There were no broker non-votes for this item.

3.	The compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement was approved (“Say-on-Pay”), on an advisory basis, by the following vote:

For	Against	Abstentions	Broker Non-Votes
42,105,984	134,833	16,807	7,927,260

4.	The advisory vote on the frequency that an advisory vote on executive compensation should be presented to the shareholders was approved (“Frequency of Say-on-Pay”), on an advisory basis, as one year, by the following vote:

One Year	Two Years	Three Years	Abstentions
26,013,949	61,934	14,767,528	1,413,493

There were no broker non-votes for this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME LOAN SERVICING SOLUTIONS, LTD. (Registrant)

By:	/s/ James Lauter
James Lauter
Senior Vice President and Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)

Date: May 7, 2013